Exhibit 3.4

                                   NUCO2 INC.
                              ARTICLES OF AMENDMENT
                ARTICLES OF DESIGNATIONS, PREFERENCES AND RIGHTS
                  OF 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                            ARTICLES OF DESIGNATIONS

            NUCO2 INC. (the "Company"), a company organized and existing under the Florida Business Corporation Act (the "FBCA"), certifies that pursuant to the authority contained in its Articles of Incorporation (the "Articles of Incorporation") and its By-laws (the "By-laws"), and in accordance with Section
607.0602 of the FBCA, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on May 4, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation and By-laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Certain capitalized terms used herein are defined in Section 16.

            1. Number and Designation. The Company shall have a series of Preferred Stock, which shall be designated as its 8% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), no par value, with 5,000 shares initially authorized. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in these Articles of Designations.

            2. Issuance. The Company may issue up to 5,000 shares of Convertible Preferred Stock in accordance with the Purchase Agreement.

            3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Convertible Preferred Stock shall be issuable only in registered form and only with an initial Liquidation Preference of $1,000 per share. The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Convertible Preferred Stock.

            4. Registration. Shares of the Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than
(i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

            5. Paying Agent and Conversion Agent. (a) The Company shall maintain
(i) an office or agency where shares of Convertible Preferred Stock may be presented for



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payment  (the  "Paying  Agent"),  (ii) an  office  or  agency  where  shares  of
Convertible Preferred Stock may be presented for conversion (the "Conversion Agent"), and (iii) a Registrar, which shall be an office or an agency where shares of Convertible Preferred Stock may be presented for transfer. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, or Conversion Agent.

            (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any share of Convertible Preferred Stock during a period beginning at the opening of business 5 days before any Redemption Date (as defined under Section 10(c)) and ending at the close of business on such Redemption Date or (ii) to register the transfer of or exchange any share of Convertible Preferred Stock so selected for redemption. This Section 5(b) shall not apply to any conversion of Convertible Preferred Stock in accordance with Section 12.

            (c) Payments due on the shares of Convertible Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose. If any such payment is in cash, it shall be payable by wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with a bank located in New York City.

            6. Dividend Rights. (a) The Company shall pay, and the holders of the shares of Convertible Preferred Stock shall be entitled to receive, cumulative dividends from the date of initial issuance of such shares of Convertible Preferred Stock at a rate of 8.00% per annum on the amount of the then-effective Liquidation Preference of the shares of Convertible Preferred Stock. Dividends will be computed on the basis of a 360-day year of twelve
30-day months and will be payable in accordance with Section 11 hereof. Dividends will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each a "Dividend Payment Date"), commencing (subject to the next sentence) on July 31, 2000, for so long as any shares of Convertible Preferred Stock are outstanding; provided, however, that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. Dividends, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether declared or undeclared, will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under the FBCA to permit the payment or accrual of dividends on the shares of Convertible Preferred Stock. Accrued dividends shall be payable quarterly on each Dividend Payment Date to the holders of record of the Convertible Preferred Stock as of the close of business on the applicable Dividend Record Date. Accrued dividends that are not paid in full in cash on any such Dividend Payment Date (whether or not declared and whether or not there are sufficient funds legally available for the payment thereof) shall be added cumulatively to the Liquidation Preference on the applicable Dividend Payment Date and thereafter

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remain a part thereof.  Accrued dividends added to the Liquidation Preference of a share of Convertible Preferred Stock in accordance with the foregoing provisions of this Section 6(a) are sometimes referred to in these Articles as "Accumulated Dividends". For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph for the actual number of days elapsed from and including the Closing Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a 360-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months of twelve 30-day months. Whenever the Company shall declare or pay any dividend on any Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall be entitled to receive such dividends on a per share basis.

            (b) In addition to all dividends payable pursuant to Section 6(a), whenever the Company shall declare or pay any dividend on its Common Stock, the holders of the Convertible Preferred Stock shall be entitled to receive such dividends on a ratable as-converted basis (calculated as if all shares of Convertible Preferred Stock had been converted directly or indirectly into Common Stock). Dividends payable pursuant to this Section 6(b) shall not reduce any dividends payable pursuant to Section 6(a).

            7. Payment of Dividends; Mechanics of Payment; Dividend Rights Preserved. (a) Subject to Sections 6 and 11, dividends on any share of Convertible Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such share of Convertible Preferred Stock (or one or more predecessor shares of Convertible Preferred Stock) is registered at the close of business on the next preceding January 15, April 15, July 15 and October 15 (each a "Dividend Record Date").

            (b) Unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

            (i) no dividend (other than (A) with respect to Junior Shares, a dividend payable solely in any Junior Shares, or (B) with respect to Parity Shares, a dividend payable solely in Junior Shares or Parity Shares, or (C) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Convertible Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

            (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares;

            (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange

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            for  other  Junior  Shares or Parity  Shares,  respectively)  by the
            Company or any of its Subsidiaries; and

            (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its Subsidiaries (other than any cashless exercises of options).

            Except as provided in Sections 6 or 12 hereof, holders of Convertible Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

            (c) The Company will notify the Registrar and give notice to the holders of the Convertible Preferred Stock no later than the close of business on the tenth Business Day prior to any Dividend Record Date for each dividend as to whether it will pay such dividend.

            (d) Subject to the foregoing provisions of this Section 7, each share of Convertible Preferred Stock delivered under these Articles of Designations upon registration of transfer of or in exchange for or in lieu of any other share of Convertible Preferred Stock shall carry the rights to dividends accumulated and unpaid, and to accrue, that were carried by such other shares of Convertible Preferred Stock.

            (e) The holder of record of a share of Convertible Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Convertible Preferred Stock will be entitled to receive such dividends with respect to such share of Convertible Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

            8. Voting Rights. (a) The holders of record of shares of Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

            (b) The holders of record of shares of Convertible Preferred Stock shall be entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon.

            (c) In addition to the voting rights set forth above, the approval of the holders of at least a majority of the then Outstanding shares of Convertible Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Company to:

            (i) amend the Articles of Incorporation, these Articles of Designations or the By-Laws so as to (A) affect adversely the rights, preferences (including, without limitation, liquidation preferences, conversion price, dividend rate and redemption provisions), privileges or voting rights of holders of the shares of Convertible Preferred Stock, or (B) increase or decrease the number of authorized shares of Convertible Preferred Stock;

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            (ii) enter into,  or permit any of its  Subsidiaries  to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the holders of the Convertible Preferred Stock;

            (iii) authorize or create, issue, modify the terms of or increase or decrease the authorized amount of any Senior Shares;

            (iv) issue any shares of Convertible Preferred Stock other than pursuant to the terms of the Purchase Agreement as in effect on the Closing Date.

            (d) In exercising the voting rights set forth in Section 8(b), each share of Convertible Preferred Stock shall be entitled to vote on an as-converted basis with the holders of the Company's Common Stock. In exercising the other voting rights set forth in this Section 8 each share of Convertible Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Convertible Preferred Stock as a single class on any matter not specified in this Section 8, then the Convertible Preferred Stock and such other series of preferred stock shall have with respect to such matters one vote per $1,000 of the aggregate liquidation preference of all shares of Convertible Preferred Stock and all shares of such other series of preferred stock.

            9. Ranking. (a) The shares of Convertible Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes) and to each other class of capital stock or series of Preferred Stock of the Company, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares");
(ii) on a parity with additional shares of Convertible Preferred Stock issued by the Company and each other class of capital stock or series of Preferred Stock of the Company issued by the Company, the terms of which expressly provide that such class or series will rank on a parity with the shares of Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and
(iii) junior to each class of capital stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8 hereof, the terms of which expressly provide that such class or series will rank senior to the shares of Convertible Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

            (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock then Outstanding

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shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, an amount equal to the greater of
(i) the then effective Liquidation Preference of their shares of Convertible Preferred Stock, plus an amount equal to all dividends accrued and unpaid thereon from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up or (ii) the amount such holders would receive if such holders converted, directly or indirectly in accordance with their terms, their shares of Convertible Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up.

            (d) If upon the  occurrence  of such event the assets of the Company shall be insufficient to permit the payment to such holders of the full preferential amount and all liquidating payments on all Parity Shares, the entire assets of the Company legally available for distribution shall be distributed among the holders of the shares of Convertible Preferred Stock and the holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Convertible Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding shares of Convertible Preferred Stock), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

            10. Redemption. (a) The shares of Convertible Preferred Stock may be redeemed by the Company at any time commencing after the fourth anniversary of the Closing Date (the "Fourth Anniversary Date"), only in whole and not in part, at the election of the Company (an "Optional Redemption"), at a redemption price (the "Redemption Price") payable in cash equal to 100% of the then effective Liquidation Preference, plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the date of redemption (the "Optional Redemption Date").

            (b) Shares of Convertible Preferred Stock (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company (a "Mandatory Redemption") upon a Change in Control within 30 days after the Change in Control Date (the date of such redemption being the "Mandatory Redemption Date") at a Redemption Price payable in cash equal to 100% of the then effective Liquidation Preference plus accrued and unpaid dividends thereon from the last Dividend Payment Date to the Mandatory Redemption Date plus if the Mandatory Redemption Date is on or prior to the Fourth Anniversary Date, the amount of any dividends that would have accrued and been payable on the Convertible Preferred Stock from the Redemption Date through the Fourth Anniversary Date.

            (c) In the event of an Optional Redemption or a Mandatory Redemption, the Company shall give a redemption notice (the "Redemption Notice") to the holders (A) not fewer than 30 days nor more than 60 days before the redemption date in the case of an Optional Redemption or (B) within 5 days after the Change in Control Date in the case of a Mandatory Redemption (the Mandatory Redemption Date or the Optional Redemption Date, as applicable, is hereinafter referred to as the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Convertible Preferred Stock, at such holder's

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address  appearing in the Convertible  Preferred Share Register.  All Redemption
Notices and shall state:

            (i)  the Redemption Date;

            (ii)  the applicable Redemption Price;

            (iii) that on the Redemption Date, the Liquidation Preference, together with all accrued and unpaid dividends from the last Dividend Payment Date to the Redemption Date, plus the amounts, if any, required by Section 10(b) if the Mandatory Redemption Date is on or prior to the Fourth Anniversary Date, will become due and payable upon each such share of Convertible Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

            (iv) the conversion price, the date on which the right to convert shares of Convertible Preferred Stock to be redeemed will terminate and the place or places where such shares of Convertible Preferred Stock may be surrendered for conversion;

            (v) the place or places where such shares of Convertible Preferred Stock are to be surrendered for payment of the Redemption Price and the other amounts which are then payable; and

            (vi) if a Mandatory Redemption pursuant to Section 10(b), the relevant circumstances and facts regarding the Change in Control.

            (d) The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

            (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Liquidation Preference of all the shares of Convertible Preferred Stock that are to be redeemed on that date plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date plus the amounts, if any, required by Section 10(b) if the Mandatory Redemption Date is on or prior to the Fourth Anniversary Date. If any share of Convertible Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Convertible Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

            (f) Notice of redemption having been given as aforesaid, the shares of Convertible Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Liquidation Preference therein specified plus all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date plus the amounts, if any, required by Section

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10(b) if the Mandatory  Redemption Date is on or prior to the Fourth Anniversary
Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends and unaccrued dividends through the Fourth Anniversary Date) dividends on such shares of Convertible Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Convertible Preferred Stock for redemption in accordance with said notice, such shares of Convertible Preferred Stock shall be redeemed by the Company at the
applicable  Liquidation  Preference,   together  with  all  accrued  and  unpaid
dividends thereon from the last Dividend Payment Date to the Redemption Date plus the amounts, if any, required by Section 10(b) if the Mandatory Redemption Date is on or prior to the Fourth Anniversary Date. If any share of Convertible Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Liquidation Preference thereof, and all accrued and unpaid dividends thereon from the last Dividend Payment Date to the Redemption Date plus the amounts, if any, required by Section 10(b) if the Mandatory Redemption Date is on or prior to the Fourth Anniversary Date, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Convertible Preferred Stock and such shares shall remain convertible.

            (g) If the Convertible Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, then any accrued dividends payable on such Dividend Payment Date will be paid to the person in whose name such share of Convertible Preferred Stock is registered at the close of business on such Dividend Record Date.

            11. Method of Payments. The Company shall make all dividend payments in cash. Any dividends not paid in cash on a current basis on the applicable
Dividend Payment Date shall constitute Accumulated Dividends. Accumulated Dividends shall be added to the Liquidation Preference. Dividends may not be paid by delivery of shares of Convertible Preferred Stock.

            12. Conversion. (a) Subject to and upon compliance with the provisions of these Articles of Designations, at the option of:

            (I) the holder thereof (a "Holder Conversion"), any share of Convertible Preferred Stock may be converted at any time into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to (i) the then effective Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion plus, if the date of conversion is prior to the Fourth Anniversary Date and there has been a public announcement of a Change in Control, a public announcement by the Company of a transaction that would result in a Change in Control or a public announcement by any Person of an intention to effect a Change in Control, the amount of any dividends that would have accrued and been payable from the date of conversion to the Fourth Anniversary Date divided by (ii) the Conversion Price in effect at the time of conversion; or

            (II) the Company (a "Company Conversion") after the second anniversary of the Closing Date if (x) the closing price (as defined in Section 12(d)(vi)) of the Common Stock has been at least $30.00 per share, as adjusted for any stock splits, stock dividends, combinations or

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            similar   reclassifications   of  the  Common  Stock,   for  the  60
            consecutive trading day period ending one day prior to the date of the Conversion Notice required by Section 12(b)(II) and (y) the Company delivers to the holders an Officers' Certificate (with the Conversion Notice) certifying that the Company is at that time able to effect a Demand Registration (as defined in the Purchase Agreement) and would not defer the filing of a registration statement pursuant to Section 10.01(b) of the Purchase Agreement or otherwise, all but not less than all of the Convertible Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the
            nearest  1/100  of  a  share)  equal  to  (i)  the  then   effective
            Liquidation Preference thereof plus accrued and unpaid dividends to the date of conversion divided by (ii) the Conversion Price in effect at the time of conversion.

            In case the Convertible Preferred Stock is called for redemption, such conversion right in respect of the Convertible Preferred Stock shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

            The "Conversion Price" shall be equal to $9.47. The "Conversion Price" shall be adjusted in certain instances as provided in Sections 12(d) and
Section 12(e) hereof.

            (b) In the event of

            (I) a Holder Conversion, the holder of any share of Convertible Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the shares of Convertible Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. In the case of any conversion of fewer than all the shares of Convertible Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Convertible Preferred Stock; or

            (II) a Company Conversion, the Company shall give a conversion notice (the "Conversion Notice") to the holders not fewer than 30 days nor more than 60 days before the conversion date (the "Conversion Date"). Whenever a Conversion Notice is required to be delivered to the holders, such notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of shares of Convertible Preferred Stock, at such holder's address appearing in the Convertible Preferred Share Register. All Conversion Notices and shall state:

                        (i)  the Conversion Date;

                        (ii) the number of shares of Common Stock into which the Convertible Preferred Stock will be converted, including the data used to determine such amount of shares;

                        (iii) that on the Conversion Date, dividends on the Convertible Preferred Stock will cease to accrue on and after said date; and

                        (iv)  the  place  or  places   where   such   shares  of
                        Convertible Preferred Stock shall be surrendered for conversion.

            Shares of Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with clause (I) above or prior to the close of business on the Conversion Date in the case of Clause (II) above, as applicable, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the date of any such conversion, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

            (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vi)) per share of Common Stock at the close of business on the Business Day prior to the day of conversion.

            (d) For purposes of this Section 12(d), all references to Common Stock shall be deemed to include the shares of Common Stock into which the Convertible Preferred Stock is convertible. The Conversion Price shall be adjusted from time to time by the Company as follows:

            (i) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (ii) (1) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (A) upon exercise or conversion of
            (x) any security outstanding on the Closing Date or (y) any Option Stock, (B) upon exercise or conversion of any security the issuance of which caused an adjustment hereunder or the issuance of which did not require adjustment hereunder or (C) upon exercise or conversion of any of the Convertible Preferred Stock in accordance with their respective terms) without consideration or for a consideration per share less than the Current Market Price on the earlier of the date on which the Company entered into a firm contract for such issuance or the actual date of such issuance, or shall issue securities convertible into Common Stock having a conversion price per share less than the Current Market Price at the earlier of the date on which the Company entered into a firm contract for such issuance or the actual date of issuance of such convertible security, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, (I) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock so issued or sold (or, in the case of convertible securities, issuable on conversion) would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale and the number of additional shares of Common Stock to be issued or sold (or, in the case of convertible securities, issued on conversion). In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Fair market value shall be determined in good faith by the Board of Directors.

            (2) In case the Company shall issue or sell securities convertible into Common Stock having a fair market value more than the consideration received by the Company for such issuance or sale, at the earlier of the date on which the Company entered into a firm contract for such issuance or the actual date of issuance of such convertible security, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, (I) the numerator of which shall be the sum of
            (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of additional shares of Common Stock issuable on conversion would purchase at the Current Market Price in effect immediately prior to such issuance or sale and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the fair market value of such convertible securities would purchase at the Current Market Price immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Fair market value shall be determined in good faith by the Board of Directors.

            (3) If the Company shall offer or issue options, rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12(d)(vi)) on the Common Stock Record Date fixed for the determination of shareholders entitled to receive such options, rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such options, rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Common Stock Record Date plus the total number of additional shares of Common Stock subject to such options, rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Stock Record Date fixed for determination of shareholders entitled to purchase or receive such options, rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such options, rights or warrants, upon the expiration or termination of such options, rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such options, rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such options, rights or warrants had not been fixed. In determining whether any options, rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such options, rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such options, warrants or rights.

            (iii) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) If the Company shall, by dividend or otherwise, distribute to all holders of its shares of Common Stock any class of capital stock of the Company (other than any dividends or distributions to which
            Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Stock Record Date (as defined in Section 12(d)(vi)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vi)) on such date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Common Stock Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive upon conversion of a share of Convertible Preferred Stock (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such share of Convertible Preferred Stock (or portion thereof) directly or indirectly into Common Stock immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vi) to the extent possible. Options, rights or warrants distributed by the Company to all holders of shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such options, rights or warrants, including any such existing options, rights or warrants distributed prior to the first issuance of shares of Convertible Preferred Stock, are subject to subsequent events, upon the occurrence of each of which such options, rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new options, rights or warrants (and a termination or expiration of the existing options, rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d) was made, (1) in the case of any such options, rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and
            (2) in the case of such options, rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price (as adjusted pursuant to this paragraph) shall be readjusted to be the Conversion Price which would have been in effect if such options, rights or warrants had not been issued. Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, options, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of shares of Convertible Preferred Stock who converts a share of Convertible Preferred Stock (or any portion thereof) after the date fixed for determination of shareholders entitled to receive any such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such share of Convertible Preferred Stock into Common Stock. For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and (ii), any dividend or distribution to which this
            Section 12(d)(iv) is applicable that also includes shares of Common Stock, or options, rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or options, rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such options, rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Stock Record

            Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Stock Record Date fixed for such determination" and "the Common Stock Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Stock Record Date fixed for the determination of the share holders entitled to receive such rights or warrants" and "such Common Stock Record Date" for purposes of Section
            12(d)(ii), and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

            (v) For purposes of this Section 12(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (vi) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "closing price" with respect to any securities on any day means the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system.

            "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily closing prices per share of Common Stock for the 20 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(d)(i), (ii), (iii), (iv), and (v) occurs during such 20 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12(d)(i),
(ii), (iii), (iv), or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any good faith determination of such value for purposes of Sections 12(d)(iv) or (v), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

            (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (viii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Convertible Preferred Stock at such holder's last address appearing on the register of holders maintained for that purpose within 10 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (ix) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any share of Convertible Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

            (e) In case of any  consolidation  of the Company with, or merger of the Company into, any other Person, or in case of any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each share of Convertible Preferred Stock shall have the right thereafter, during the period such share of Convertible Preferred Stock shall be convertible as specified in
Section 12(a), to convert such share of Convertible Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of shares of Common Stock of the Company into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this
Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

            (f)  In case:

            (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

            (ii) the Company shall authorize the granting to all holders of its shares of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

            (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the Company's outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company;

            (iv) of any capital reorganization; or

            (v) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Convertible Preferred Stock, and shall cause to be mailed to all holders at their last addresses as they shall appear in the shares of Convertible Preferred Stock Register, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Such notice shall be so given in the case of any action covered by Section 12(f)(i) or Section 12(f)(ii) above at least 20 days prior to the Common Stock Record Date (as defined in Section 12(d)(vi)) of such action, and in the case of any other such action in Section 12(f), at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Preferred Stock.

            (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share of Convertible Preferred Stock or shares of Convertible Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

            (i) The issuance of certificates for shares of any class of Convertible Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance of shares of Convertible Preferred Stock; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock converted.

            13. Preemptive Rights. (a) If the Company proposes to and does issue any Equity Securities (other than in a registered public offering or in a transaction in which Equity Securities are exchanged for the assets or securities of another person; provided, that the Board has determined in good faith that the assets or securities received by the Company in such exchange have a fair value at least equal to the value of the Equity Securities of the Company exchanged therefor) the Company shall offer each holder of Convertible Preferred Stock the right to participate proportionately in a percentage amount equal to the percentage of the Company's Common Stock (on a fully diluted basis) represented by the Convertible Preferred Stock held by each such holder as of the date of issuance of any such Equity Securities (the "Date of Issuance") and on the same terms and conditions and at the same per unit price (the "Issue Price"). The Company shall give written notice to each such holder of any such issuance as far in advance of the Date of Issuance as possible, but in no event less than 10 days in advance of the Date of Issuance (a "Notice of Issuance"). The Notice of Issuance will describe in reasonable detail the terms and conditions of the proposed issuance, including the Issue Price, the maximum number of Equity Securities that holder will be entitled to purchase (assuming for this purpose only that the number of shares of Convertible Preferred Stock held by each holder does not change between the date of the giving of such notice and the Date of Issuance) on the Date of Issuance.

            (b) Each such holder shall have the option to elect to purchase all or part of such holder's portion of the Equity Securities described in a Notice of Issuance at the Issue Price and on the other terms contained in the Notice of Issuance by notifying the Company in writing (an "Election Notice") at least two Business Days prior to the Date of Issuance (the "Election Period"), at which time such holder shall become irrevocably bound (subject to the satisfaction of all regulatory requirements) to purchase such Equity Securities. Each Election Notice will indicate the number of units that each holder elects to purchase.

            (c) Any purchase and sale pursuant to the provisions of this Section 13 shall occur on the Date of Issuance at the principal offices of the Company unless otherwise agreed. At any closing of a purchase and sale in accordance with this Section 13, the Company will deliver certificates evidencing the Equity Securities to be so purchased against delivery by each holder of an amount equal to the number of units that each holder has elected to purchase multiplied by the Issue Price. Such amount will be payable at such closing. Each holder making a purchase of Equity Securities pursuant to this Section 13 shall be responsible for the payment of any transfer or other taxes due as a result of such purchase and such taxes shall be payable at the closing (unless such holder provides evidence in form satisfactory to the Company that such taxes have been paid).

            (d) The failure of any holder to exercise its right to purchase Equity Securities under this Section 13 in connection with any one issuance of Equity Securities by the Company will not, in any manner, waive or otherwise impair the rights of such holder to purchase such holder's share of Equity Securities in connection with any other proposed issuance of Equity Securities to which this Section 13 is applicable.

            (e) Notwithstanding anything contained in this Section 13 to the contrary, the Company may at any time, regardless of whether an Election Notice has been given, prior to the Date of Issuance abandon an offering as to which it has given a Notice of Issuance, in which case holders of Convertible Preferred Stock shall have no further right to purchase the Equity Securities described in such Notice of Issuance.

            14. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding shares of Convertible Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless (i) if the Company is the surviving or continuing Person, the Convertible Preferred Stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the Convertible

Preferred Stock, (ii) if the Company is not the surviving or continuing  Person,
(a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; and (b) the shares of Convertible Preferred Stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of Convertible Preferred Stock had immediately prior to such transaction; and (iii) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with this Section 14 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            15. SEC Reports; Reports by Company. So long as any shares of Convertible Preferred Stock are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each holder of shares of Convertible Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Convertible Preferred Stock are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of shares of Convertible Preferred Stock at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing.

            16. Definitions. For purposes of these Articles of Designations, the following terms shall have the meaning set forth below:

            "Accumulated Dividends" has the meaning set forth in Section 6(a).

            "Affiliate"  means,  with  respect to any Person,  any other  Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the foregoing, each of Chase Capital Partners, The Chase Manhattan Corporation, each of their respective affiliates (the "Chase
Entities") and any other person, fund or entity for whom any of the Chase Entities acts as a fiduciary or provides discretionary management with respect to any investments or any such direct or indirect interests therein shall be deemed to be affiliates of each other.

            "Articles of Incorporation" has the meaning set forth in the recitals.

            "Board of Directors" has the meaning set forth in the Recitals.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

            "By-laws" has the meaning set forth in the Recitals.

            "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

            "Change in Control" means the occurrence of any of the following events: (i) the acquisition of ownership, directly or indirectly (in a single transaction or a series of related transactions), beneficially or of record, by any Person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act as in effect on the date hereof) of shares representing more than 40% of the issued and outstanding common stock of the Company entitled to vote for the members of the board of directors of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (x) nominated by the board of directors of the Company nor (y) appointed by directors so nominated; or (iii) any Person or group (other than the group in control of the Company on the date hereof) shall otherwise directly or indirectly Control the Company.

            "Change in Control Date" means the date on which a Change in Control occurs.

            "Closing Date" means the Closing Date under the Purchase Agreement.

            "closing price" has the meaning set forth in Section 12(d)(vi).

            "Common Stock Record Date" has the meaning set forth in Section 12(d)(vi).

            "Common Stock" means the common stock of the Company, par value $0.001 per share.

            "Company" has the meaning set forth in the Recitals.

            "Company Conversion" has the meaning set forth in Section 12(a)(II).

            "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Conversion Agent" has the meaning set forth in Section 5(a).

            "Conversion Date" has the meaning set forth in Section 12(b)(II).

            "Conversion Notice" has the meaning set forth in Section 12(b)(II).

            "Conversion Price" has the meaning set forth in Section 12(a).

            "Convertible  Preferred  Stock" has the meaning set forth in Section
1.

            "Current  Market  Price"  has  the  meaning  set  forth  in  Section
12(d)(vi).

            "Date of Issuance" has the meaning set forth in Section 13(a).

            "Dilution Trigger Event" has the meaning set forth in Section 12(d)(iv).

            "Distributed Securities" has the meaning set forth in Section 12(d)(iv).

            "Dividend Payment Date" has the meaning set forth in Section 6.

            "Dividend Record Date" has the meaning set forth in Section 7(a).

            "Election Notice" has the meaning set forth in Section 13(b).

            "Election Period" has the meaning set forth in Section 13(b).

            "Equity Securities" shall mean any securities the rights of which are in the nature of those of the Company's Common Stock, including, without limitation, common stock, any securities having the right to vote for the election of directors, stock appreciation rights and securities convertible into any of the foregoing.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "fair market value" has the meaning set forth in Section 12(d)(vi).

            "FBCA" has the meaning set forth in the recitals.

            "Fourth  Anniversary  Date" has the  meaning  set  forth in  Section
10(a).

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Holder Conversion" has the meaning set forth in Section 12(a)(I).

            "Issue Price" has the meaning set forth in Section 13(a).

            "Junior Shares" has the meaning set forth in Section 9(a).

            "Liquidation Preference" means an amount equal to $1,000 per share, subject to change in accordance with Section 6, Section 7 and Section 11 hereof, including, without limitation, by the addition of Accumulated Dividends.

            "Mandatory Redemption Date" has the meaning set forth in Section 10(b).

            "nonelecting share" has the meaning set forth in Section 12(e).

            "Notice of Issuance" has the meaning set forth in Section 13(a).

            "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or an Executive or Senior Vice President and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

            "Option Stock" means shares of Common Stock not to exceed, in the aggregate, 2,060,000 shares of Common Stock, issued or issuable in accordance with the Company's 1995 Stock Option Plan and the Company's Directors' Stock Option Plan, provided that (i) in the case of the 1995 Stock Option Plan, the option exercise price at the time of such grant is not less than 75% of the fair market value of such shares on the date of such grant as reasonably determined in good faith by the Stock Option or other administering Committee of the Board and (ii) the number of shares of Common Stock specified above shall be adjusted as appropriate to reflect any stock split, stock consolidation, subdivision or combination affecting the Common Stock.

            "Optional Redemption" has the meaning set forth in Section 10(a).

            "Optional  Redemption  Date" has the  meaning  set forth in  Section
10(a).

            "Outstanding" means (i) when used with respect to shares of Convertible Preferred Stock, as of the date of determination, all shares of Convertible Preferred Stock theretofore authenticated and delivered under these Articles of Designations, except (a) shares of Convertible Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 12 and shares of Convertible Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Convertible Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such shares of Convertible Preferred Stock; provided that, if such shares of Convertible Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to these Articles of Designations or provision therefor satisfactory to the Registrar has been made; and (c) shares of Convertible Preferred Stock in exchange for or in lieu of which other shares of Convertible Preferred Stock have been authenticated and delivered pursuant to these Articles of Designations; provided, however, that, in determining whether the holders of the shares of Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Convertible Preferred Stock owned by the Company or any Subsidiary of the Company shall be disregarded and deemed not to be Outstanding

            "Parity Shares" has the meaning set forth in Section 9(a).

            "Paying Agent" has the meaning set forth in Section 5(a).

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such person's preferred or preference stock, whether now outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

            "Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of May __, 2000, among the Company and the Purchaser named therein, as it may be amended from time to time.

            "Redemption Date" has the meaning set forth in Section 10(c).

            "Redemption Notice" has the meaning set forth in Section 10(c).

            "Redemption Price" has the meaning set forth in Section 10(a).

            "Registrar" has the meaning set forth in Section 3.

            "resulting entity" has the meaning set forth in Section 14.

            "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of these Articles of Designations such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

            "SEC Reports" has the meaning set forth in Section 15.

            "Senior Shares" has the meaning set forth in Section 9(a).

            "Subsidiary" means , with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise specified, "Subsidiary" and "Subsidiaries" shall mean a Subsidiary and Subsidiaries, respectively, of the Company.

            IN WITNESS WHEREOF, the Company has caused these Articles of Designations to be duly executed by the undersigned officer of the Company, this 10th day of May, 2000.


                                               NUCO2 INC.,


                                               By: /s/ Eric M. Wechsler
                                                   ------------------------
                                               Name: Eric M. Wechsler
                                               Title: Secretary